UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 28, 2005

Micrus Endovascular Corporation
(Exact name of registrant as specified in its charter)
000-51323
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	93-3409596 (I.R.S. Employer Identification No.)
610 Palomar Avenue
Sunnyvale, California 94085
(Address of principal executive offices, with zip code)
(408) 830-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
     On July 28, 2005, Micrus Endovascular Corporation (the “Company”) entered into a Technology Transfer Agreement (the “Transfer Agreement”) with Vascular FX, a Delaware limited liability company (“Seller”), pursuant to which the Company purchased the intellectual property and certain related assets of Seller. The $4 million cash purchase price includes a $1.5 million payment at closing followed by milestone payments to be made over time, in addition to an undisclosed royalty on potential future products sales.
     On July 28, 2005, the Company issued a press release announcing the entry into the Transfer Agreement with Seller. The full text of the July 28, 2005 press release is included as Exhibit 99.1 hereto.
     The Company will file the Transfer Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and intends to seek confidential treatment for the material confidential terms of such agreement. The foregoing description is a summary and is therefore qualified in its entirety by reference to the complete text of the Transfer Agreement when filed.
Item 9.01.  Financial Statements and Exhibits.
(c) Exhibits.

Exhibit	Description
99.1	Text of Press Release, dated July 28, 2005, titled “Micrus Endovascular Acquires VascularFX Steerable Catheter and Wire Technology”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRUS ENDOVASCULAR CORPORATION
Date: August 3, 2005	By:	/s/ Robert A. Stern
		Name:	Robert A. Stern
		Title:	Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit
No.	Description
99.1	Text of Press Release, dated July 28, 2005, titled “Micrus Endovascular Acquires VascularFX Steerable Catheter and Wire Technology”